Exhibit 99.1

[HAWKER BEECHCRAFT LOGO]

News Release

Press contact:

Andrew Broom

+1.316.676.8674

andrew_broom@hawkerbeechcraft.com

www.hawkerbeechcraft.com

Randy Nelson, Hawker Beechcraft Senior Vice President, Product Development and Engineering to Retire

WICHITA, Kan. (Oct. 28, 2008) – Hawker Beechcraft Corporation (HBC) announces that Randy Nelson, HBC’s senior vice president, Product Development and Engineering, will retire on December 1, 2008.

A 30-year veteran of the aviation industry, Nelson played an important role in the sale of the company from Raytheon to Hawker Beechcraft, Inc., a new company formed by GS Capital Partners, an affiliate of Goldman Sachs, and Onex Partners – creating the world’s largest privately held aircraft manufacturer.

“Randy played an instrumental role in preparing HBC for the future by leading numerous innovative product development programs, including an unprecedented five new aircraft certifications in a span of just six months,” said HBC chairman and CEO Jim Schuster. “The entire HBC family wishes him nothing but the best in his well deserved retirement.”

Nelson joined the company from Cessna Aircraft Company, where he held the position of vice president, Research and Advanced Technology. Nelson joined Cessna’s technical engineering department in 1978 holding various technical and leadership positions.

Edward Petkus, currently HBC’s vice president, New Product Development, will take over as acting vice president, Engineering. Petkus joined HBC in May, 2007 following 16 years at Boeing. Since joining HBC, Petkus has led product development program teams dedicated to improved product research planning, program execution and technology development processes.

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HBC VP Engineering to Retire – Page 2

Petkus’ most recent position at Boeing was director, 787 Airplane Development, where he led the 787 program development team responsible for requirements, configuration development, airplane level analyses, environmental impact and reliability/maintainability.

Petkus has a bachelor’s degree in Aerospace Engineering from the University of Michigan, a master’s in Aeronautical Engineering from the University of Washington, and has completed the Advanced Management Program at the Harvard Business School.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special-mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with the largest number of factory-owned service centers and a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.